EXHIBIT 99.1

Enveric Biosciences Reports First Quarter 2021 Financial Results

NAPLES, Fla. – May 18, 2021 – Enveric Biosciences, Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a patient-first biotechnology company developing novel cannabinoid (CBD) medicines to improve quality of life for cancer patients, today reported its financial results for the three months ended March 31, 2021.

David Johnson, Chairman and Chief Executive Officer, said, “Thus far in 2021, we continued to focus on making progress on our pipeline of support care therapies, bolster our management team and Scientific Advisory Board with talented industry experts and maintain a healthy balance sheet, which as of March 31, 2021 had approximately $23 million in cash. As we approach the second half of this year, we expect to receive approval and initiate two critical Phase I/II trials in Glioblastoma Multiforme and Radiation Dermatitis. In parallel, we opportunistically continue to evaluate strategic investments similar to our Diverse Biotech license for five molecules, exclusive supply agreement with PureForm and other undervalued synergistic investments.”

Corporate Updates:

●	Appointed Arash Asher M.D., Director of Cancer Rehabilitation and Survivorship to Cedars-Sinai Cancer Center, to Enveric’s Scientific Advisory Board. Enveric Biosciences held its first Scientific Advisory Board meeting on April 25, 2021, during which the Board discussed and reviewed Enveric’s radiodermatitis and glioblastoma clinical development plans in detail.

●	Appointed Carter Ward as Chief Financial Officer, effective May 15, 2021. Mr. Ward brings extensive public company leadership experience in life sciences, SEC reporting and the capital markets. Mr. Ward is replacing John Van Buiten, who is expected to remain in a consulting role with the company, supporting Mr. Ward both during the transition and moving forward.

●	Enhanced Board of Directors with the appointment of Dr. Douglas D. Lind. Dr. Lind’s extensive and diverse background, working in both healthcare and finance, will add tremendous value in helping Enveric bring better treatment options to cancer patients in need.

●	On March 10, 2021, the Company also received $3,267,245 from the exercise of warrants to purchase 851,099 shares of common stock.

Financial Results for the Year Ended March 31, 2021:

Net cash used in operating activities was $3,162,278 during the three months ended March 31, 2021, which consisted primarily of a net loss of $3,250,711, offset by amortization of intangibles of $136,640, change in fair value of warrant liability of $3,813,000, stock-based compensation of $3,591,565, induced conversion of warrants of $298,714, increases in prepaid expenses and other current assets for $66,208, offset by increases in accounts payable and accrued liabilities of $59,278.

Enveric’s operating expenses increased to $6,764,997 for the quarter ending March 31, 2021 from $836,702 for the three months ended March 31, 2020. This change was primarily driven by an increase in general and administrative fees of $5,770,343 and an increase in research and development costs of $157,952. The increase in general and administrative fees was primarily driven by stock-based compensation of $3,591,565, stock option modification expense of $298,714, and an increase in public company costs of $582,667.

Net cash provided by financing activities was $24,881,733 during the three months ended March 31, 2021, which included $21,614,488 in proceeds from the sale of common stock, net of offering costs, and $3,267,245 in proceeds from warrant exercises. Cash as of March 31, 2021 totaled $22,657,150 and the Company currently has no debt.

As of May 13, 2021, the Company had 21,390,290 shares of common stock outstanding.

About Enveric Biosciences

Enveric Biosciences is a patient-first biotechnology company developing rigorously tested, novel cannabinoid medicines to improve quality of life for cancer patients. Initial indications include radiodermatitis, a common and often severe side effect of radiation therapy, and chemotherapy-induced neuropathy. For more information, please visit https://www.enveric.com/.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on April 1, 2021, as may be supplemented or amended by Enveric’s Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts

Valter Pinto / Allison Soss

KCSA Strategic Communications

212.896.1254 / 212.896.1267

valter@kcsa.com / asoss@kcsa.com

Media Contacts

Caitlin Kasunich / Raquel Cona

KCSA Strategic Communications

212.896.1241 / 516.779.2630

ckasunich@kcsa.com / rcona@kcsa.com

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of March 31,	As of December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash	$22,657,150	$1,578,460
Prepaid expenses and other current assets	767,298	700,710
Total current assets	23,424,448	2,279,170

Intangible assets, net	2,362,177	1,817,721
Total assets	$25,786,625	$4,096,891

Liabilities and Shareholders’ Equity (Deficit)

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$626,947	$681,250
Total liabilities	626,947	681,250

Warrant liabilities	6,168,000	-
Total liabilities	6,794,947	681,250

Commitments and contingencies (Note 6)

Shareholders’ Equity
Preferred Stock, $0.01 par value, 20,000,000 shares authorized, 0 and 3,275,407 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	-	32,754
Common stock, $0.01 par value, 100,000,000 shares authorized, 19,449,975 and 10,095,109 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	194,499	100,951
Additional paid-in capital	33,952,988	15,222,770
Accumulated deficit	(15,010,268)	(11,759,557)
Accumulated other comprehensive loss	(145,541)	(181,277)
Total shareholders’ equity	18,991,678	3,415,641
Total liabilities and shareholders’ equity	$25,786,625	$4,096,891

ENVERIC BIOSCIENCES, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	For the Three Months Ended March 31,
	2021	2020

Operating expenses
General and administrative expenses	$6,607,045	$836,702
Research and development	157,952	-
Total operating expenses	6,764,997	836,702

Loss from operations	(6,764,997)	(836,702)

Other income (expense)
Inducement expense	(298,714)	-
Change in fair value of warrant liabilities	3,813,000	-
Interest expense	-	(261,759)
Total other income (expense)	3,514,286	(261,759)

Net loss	(3,250,711)	(1,098,461)

Other comprehensive loss
Foreign currency translation	35,736	(12,698)

Comprehensive loss	$(3,214,975)	$(1,111,159)

Net loss per share - basic and diluted	$(0.20)	$(0.19)

Weighted average shares outstanding, basic and diluted	16,220,661	5,653,820